Exhibit 99.1

Libbey Receives Court Approval of All “First Day” Motions to Support Business Operations

Continues to Serve Customers and End Users Globally

Obtains Interim Approval to Access $30 Million in Incremental DIP Financing

TOLEDO, Ohio, June 2, 2020 -- Libbey Inc. (NYSE American: LBY) ("Libbey" or the "Company"), one of the world's largest glass tableware manufacturers, today announced that all "first day" motions related to the Company's voluntary Chapter 11 petitions for reorganization filed on June 1, 2020, have been approved on an interim basis by the U.S. Bankruptcy Court for the District of Delaware.

At the hearing, among other things, the Court granted Libbey interim approval for continued access to its $100 million revolving credit facility and an initial $30 million portion of its proposed debtor-in-possession (“DIP”) financing. The DIP financing is to be provided by certain of the Company’s existing lenders and consists of a $100 million revolving credit facility and a $60 million term loan, and is expected to close this week. The Company expects this financing, together with cash flow from operations, to support operations and its continued service of customers and end users globally during the court-supervised process.

In addition, Libbey received authorization to:

●	Continue paying employee wages and providing healthcare and other benefits;
●	Continue to pay vendors in the ordinary course for goods and services provided on or after June 1, 2020; and
●	Honor customer commitments in the ordinary course of business and continue customer programs.

Mike Bauer, chief executive officer of Libbey, said, "We are pleased to have received approval of these motions, which will allow us to continue operating globally and provide high-quality glassware and other tabletop products to our customers without interruption, while maintaining our long-standing relationships with our vendors and business partners. We look forward to continuing our constructive discussions with our lenders and other stakeholders regarding the terms of a consensual financial restructuring plan that will enable us to address our liquidity, strengthen our balance sheet and better position Libbey for the future. We thank our lenders for their continued support, our customers for their loyalty and our employees for their hard work as we manage through the current environment. We expect to emerge from this process later this year.”

Libbey’s international subsidiaries in Canada, China, Mexico, the Netherlands and Portugal are not included in the Chapter 11 proceedings and are operating in the normal course of business.

In connection with the announcement of the Chapter 11 proceedings, the NYSE Regulation today notified Libbey that it will commence delisting proceedings of Libbey’s common stock from the NYSE American pursuant to Section 1003(c)(iii) of the NYSE American Company Guide.

Additional Resources

Additional information is available at www.LibbeyRestructuringInfo.com. Court filings and other information related to the court-supervised proceedings are available at http://cases.primeclerk.com/libbey or by calling Libbey’s claims agent, Prime Clerk, at (877) 429-7404 (or (646) 214-8836 for international calls).

Advisors

Latham & Watkins LLP is serving as legal advisor to Libbey, Alvarez & Marsal is serving as restructuring advisor and Lazard is serving as financial advisor.

About Libbey Inc.

Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Libbey Signature®, Master's Reserve®, Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2019, Libbey Inc.'s net sales totaled $782.4 million. Additional information is available at www.libbey.com.

Forward-Looking Statements

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only Libbey’s best assessment at this time and are indicated by words or phrases such as “goal,” “plan,” “expects,” “believes,” “will,” “estimates,” “anticipates,” or similar phrases. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the impact of COVID-19 on our operations and the length of time of such impact, our results of operations, financial condition, liquidity, prospects, growth, strategies and the impact of COVID-19 on the industry in which we operate and the industries we serve. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Investors are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from these statements. Investors should not place undue reliance on such statements. Important factors potentially affecting performance include but are not limited to risks and uncertainties related to the ability to confirm and consummate a plan of reorganization; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the Chapter 11 proceedings, the outcomes of court rulings and the Chapter 11 proceedings in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 proceedings and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 proceedings, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on us due to the terms of the proposed DIP financing and restrictions imposed by the applicable courts; potential delays in the Chapter 11 proceedings due to the effects of COVID-19; the effects of the Chapter 11 proceedings on the Company and on the interests of various constituents, including holders of the Company’s common stock; other litigation and inherent risks involved in a bankruptcy process; the impact of COVID-19 on the global economy, our associates, our customers and our operations, our high level of indebtedness and the availability and cost of credit; high interest rates that increase the Company’s borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; the inability to achieve savings and profit improvements at targeted levels in the Company’s operations or within the intended time periods; increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under our ABL credit agreement; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the Chinese renminbi and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber-attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. These and other risk factors that could cause results to differ materially from the forward-looking statements can be found in the Company’s Annual Report on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”). Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

Contacts

Corporate:

PublicRelations@libbey.com

Investors:

Chris Hodges or Bobby Winters

Alpha IR Group

(312) 445-2870

LBY@alpha-ir.com

Media:

Michael Freitag / Ed Trissel / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449